Exhibit 5.1
                                                       (includes Exhibit 23.1)



                [Letterhead of Sidley Austin Brown & Wood LLP]




                                                   June 20, 2003



DaimlerChrysler Wholesale Receivables LLC
27777 Inkster Road
Farmington Hills, Michigan 48334


Re:  DaimlerChrysler Wholesale Receivables LLC
     Registration Statement on Form S-3
     -----------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of a collateral certificate (the "Certificate") issued by CARCO Auto Loan Master Trust and $6,000,000,000 aggregate principal amount of auto dealer loan asset backed notes (the "Notes" and, together with the Certificate, the "Securities") to be issued by DaimlerChrysler Master Owner Trust (the "Issuer"). As described in the Registration Statement, the Certificate was issued pursuant to (i) the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (the "Pooling and Servicing Agreement") among the Registrant, as seller, DaimlerChrysler Services North America LLC ("DCS"), as servicer, and The Bank of New York, as trustee (in such capacity, the "CARCO Trustee") and (ii) the Series 2002-CC Series Supplement to the Pooling and Servicing Agreement (the "Series 2002-CC Supplement") among the Registrant, DCS and the CARCO Trustee. Also as described in the Registration Statement, each series of Notes will be issued from time to time in one or more series or classes by the Issuer pursuant to (i) the Master Indenture dated as of June 1, 2002 (the "Indenture") between the Issuer and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee") and (ii) an indenture supplement (the "Series Indenture Supplement") between the Issuer and the Indenture Trustee.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing and the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

     1. The Certificate has been validly issued, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     2. Each series of Notes will be validly issued and binding obligations of the Issuer, fully paid and non-assessable, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     In addition, we have assumed that (i) the Pooling and Servicing Agreement, the Series 2002-CC Supplement and the Indenture have been duly authorized by all necessary action by the parties thereto and have been duly executed and delivered by the parties thereto, (ii) the Certificate has been duly executed, authenticated and delivered as described in the Registration Statement, (iii) a Series Indenture Supplement for a series of Notes will have been duly authorized by all necessary action by the parties thereto and will have been duly executed and delivered by the parties thereto, (iv) the Notes issued pursuant to the Indenture and the Series Indenture Supplement will have been duly executed, authenticated and delivered and paid for as described in the prospectus supplement and (v) the Indenture, the Series Indenture Supplement and the related Notes, as applicable, and the Pooling and Servicing Agreement, the Series 2002-CC Supplement and the Certificate, as applicable, have been or will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                          Very truly yours,

                                          /s/  SIDLEY AUSTIN BROWN & WOOD LLP


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